Exhibit 99.1


                  MID PENN BANCORP, INC. DECLARES CASH DIVIDEND
                               AND STOCK DIVIDEND

         (Millersburg, PA) - The Board of Directors of Mid Penn Bancorp, Inc. (AMEX - MBP), parent company of Mid Penn Bank, declared a quarterly cash dividend of 20 cents per share, payable Monday, February 27, 2006, to shareholders of record Wednesday, February 8, 2006. The Board also declared a 5 percent stock dividend payable Monday, February 27, 2006, to shareholders of record Wednesday, February 8, 2006.

         Mid Penn Bancorp, through its subsidiary, Mid Penn Bank, operates 12 offices in Dauphin, Northumberland, Schuylkill, and Cumberland Counties. For more information, visit www.midpennbank.com and view the Investor Relations page where comprehensive information is available concerning the corporation.